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Partners Trust Financial Group Announces Quarterly Dividend

Utica, N.Y., February 23, 2006 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for Partners Trust Bank, announced today that its Board of Directors had declared a quarterly cash dividend of seven cents ($.07) per share on outstanding PRTR stock. The dividend is payable on March 31, 2006 to stockholders of record on March 17, 2006.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of trust, investment, and municipal banking services through its 35 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking at its website, www.partnerstrust.com

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Steven A. Covert, Senior Executive VP & COO 315-738-4993

J. Daniel Mohr, Senior VP & CFO 315-731-5695